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                                                                  EXHIBIT 99.B11

                        Independent Auditors' Consent


The Board of Trustees
Master Investment Trust

We consent to the incorporation by reference in the Master Investment Trust Amendment No. 8 to the Registration Statement Number 811-6415 on Form N-1A under the Investment Company Act of 1940 of our report dated February 14, 1996, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Income Fund, Corporate Stock Fund, Diversified Income Fund, Ginnie Mae Fund, Growth and Income Fund, Short-Intermediate U.S. Government Income Fund and U.S. Government Allocation Fund (nine of the funds comprising Stagecoach Funds, Inc.) for the year ended December 31, 1995.

We consent to the inclusion of our report dated February 14, 1996, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Money Market Fund, Municipal Income Fund, Short-Term Government-Corporate Income Fund, Short-Term Municipal Income Fund, Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (eleven of the funds comprising Overland Express Funds, Inc.) for the year ended December 31, 1995, which report has been included in the Statement of Additional Information. We also consent to the inclusion of our report dated February 14, 1996, on the financial statements of the Short-Term Government-Corporate Income Master Portfolio and Short-Term Municipal Income Master Portfolio (two of the master portfolio's comprising Master Investment Trust) for the year ended December 31, 1995, which report has been included in the Statement of Additional Information.

We consent to the inclusion of our report dated February 14, 1996, on the financial statements and financial highlights of the Overland Sweep Fund (one of the funds comprising Overland Express Funds, Inc.) for the year ended December 31, 1995, which report has been included in the Statement of Additional Information. We also consent to the inclusion of our report dated February 14, 1996, on the financial statements of the Cash Investment Trust Master Portfolio (one of the master portfolio's comprising Master Investment Trust) for the year ended December 31, 1995, which report has been included in the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.


San Francisco, California                             /s/ KPMG Peat Marwick LLP
March 19, 1996